    As filed with the Securities and Exchange Commission on February 6, 2001
                                             Registration No. 333-_____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                            -----------------------

                                DOUBLECLICK INC.
               (Exact name of issuer as specified in its charter)

                 DELAWARE                                                               13-3870996
(State or other jurisdiction of incorporation or organization)               (IRS Employer Identification No.)

                              450 WEST 33RD STREET
                            NEW YORK, NEW YORK 10001
               (Address of principal executive offices) (Zip Code)

                            -----------------------

               @PLAN.INC 1999 STOCK OPTION PLAN FOR NEW EMPLOYEES
                       @PLAN.INC 1999 STOCK INCENTIVE PLAN
          @PLAN.INC SECOND AMENDED AND RESTATED 1996 STOCK OPTION PLAN
                            (Full title of the plans)

                            -----------------------

                                  KEVIN P. RYAN
                             CHIEF EXECUTIVE OFFICER
                                DOUBLECLICK INC.
                              450 WEST 33RD STREET
                            NEW YORK, NEW YORK 10001
                     (Name and address of agent for service)
                                 (212) 683-0001
          (Telephone number, including area code, of agent for service)

                            -----------------------

                         CALCULATION OF REGISTRATION FEE

                                         Amount to be         Offering Price per         Aggregate               Amount of
Title of Securities to be Registered     Registered (1)             Share(2)          Offering Price(2)       Registration Fee
------------------------------------     --------------       ------------------      -----------------       ----------------
@plan.inc
1999 Stock Option Plan for New
Employees
Common Stock, no par value                  115,414                 $15.1945            $1,753,658.00            $439.00
----------------------------------------------------------------------------------------------------------------------------
@plan.inc
1999 Stock Incentive Plan
Common Stock, no par value                  308,109                 $24.1369            $7,436,796.10          $1,860.00
----------------------------------------------------------------------------------------------------------------------------
@plan.inc
Second Amended and Restated 1996
Stock Option Plan
Common Stock, no par value                  690,634                  $2.8082            $1,939,438.30            $485.00
----------------------------------------------------------------------------------------------------------------------------
                                                                        Aggregate Registration Fee             $2,784.00
----------------------------------------------------------------------------------------------------------------------------


(1) This Registration Statement shall also cover any additional shares of Registrant's Common Stock which become issuable under the @plan.inc 1999 Stock Option Plan for New Employees, the @plan.inc 1999 Stock Incentive Plan and the @plan.inc Second Amended and Restated 1996 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

          DoubleClick Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the SEC on February 17, 2000;

          (b) The Registrant's Current Reports on Form 8-K filed with the SEC on November 10, 1999 (as amended by the Form 8-K/A filed on January 10, 2000), December 8, 1999 (as amended by the Form 8-K/A filed on January 10, 2000), January 13, 2000 (as amended by the Form 8-K/A filed on March 10, 2000), January 27, 2000, February 16, 2000, March 17, 2000, June 26, 2000, August 10, 2000,
               September 27, 2000 (as amended by the Forms 8-K/A filed on November 20, 2000 and January 22, 2001), October 4, 2000, November 29, 2000, December 22, 2000, February 2, 2001 and February 5, 2001;

          (c) The Registrant's Quarterly Reports on Form 10-Q for the periods ending March 31, 2000, June 30, 2000 and September 30, 2000 filed with the SEC on May 12, 2000, August 11, 2000 and November 14, 2000, respectively; and

          (d) The Registrant's Registration Statement No. 000-23709 on Form 8-A filed with the SEC on February 2, 1998 and amended on February 9, 1998 and December 1, 1998, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Capital Stock

         Inapplicable.

Item 5.   Interests of Named Experts and Counsel

          Inapplicable.

Item 6.   Indemnification of Directors and Officers

          The amended and restated certificate of incorporation of the Registrant provides that, except to the extent prohibited by the Delaware General Corporation Law (the "DGCL"), no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director. Under the DGCL, the directors have a fiduciary duty to the Registrant which is eliminated by this provision of the amended and restated certificate of incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty or loyalty to the Registrant, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violation of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by the DGCL. This provision also does not affect the directors' responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws. The Registrant has obtained liability insurance for its officers and directors.

          Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of the director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation's certificate of incorporation or bylaws, any agreement, a vote of stockholders or otherwise. The Registrant's amended and restated certificate of incorporation eliminates the personal liability of directors to the fullest extent permitted by the DGCL and provides that the Registrant shall fully indemnify any person who was or is a party or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

          At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Registrant's amended and restated certificate of incorporation. The Registrant is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Item 7.   Exemption from Registration Claimed

          Inapplicable.

Item 8.   Exhibits


Exhibit
Number    Exhibit
-------   --------

4         Instruments Defining Rights of Stockholders. Reference is made to
          Registrant's Registration Statement No. 000-23709 on Form 8-A, and the
          exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) of this Registration Statement.
5         Opinion of Brobeck, Phleger & Harrison LLP.
23.1      Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.2      Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
23.3      Consent of KPMG LLP, Independent Auditors.
24        Power of Attorney is contained in this Registration Statement.
99.1      @plan.inc 1999 Stock Option Plan for New Employees.
99.2      @plan.inc 1999 Stock Incentive Plan.
99.3      @plan.inc Second Amended and Restated 1996 Stock Option Plan.
99.4      Form of Assumption Agreement.



Item 9.  Undertakings

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"),
(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the 1934 Act that are incorporated by reference into the registration statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the @plan.inc 1999 Stock Option Plan for New Employees, the @plan.inc 1999 Stock Incentive Plan and the @plan.inc Second Amended and Restated 1996 Stock Option Plan.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Registrant.

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 6th day of February, 2001.

                                      DOUBLECLICK INC.


                                      By:   /s/ Kevin P. Ryan
                                            ------------------------------------
                                            Kevin P. Ryan
                                            Chief Executive Officer and Director

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

          That the undersigned officers and directors of DoubleClick Inc., a Delaware corporation, do hereby constitute and appoint Kevin P. Ryan and Stephen
R. Collins, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         SIGNATURES                           TITLE                               DATE
---------------------------------    -------------------------               ------------------
     /s/ Kevin J. O'Connor
----------------------------         Chairman of the Board                    February 6, 2001
      Kevin J. O'Connor

      /s/ Kevin P. Ryan
----------------------------         Chief Executive Officer and Director     February 6, 2001
         Kevin P. Ryan               (principal executive officer)

   /s/ Dwight A. Merriman
----------------------------         Chief Technical Officer and Director     February 6, 2001
      Dwight A. Merriman

     /s/ David N. Strohm
----------------------------         Director                                 February 6, 2001
        David N. Strohm

    /s/ Mark E. Nunnelley
----------------------------         Director                                 February 6, 2001
       Mark E. Nunnelley

     /s/ W. Grant Gregory
----------------------------         Director                                 February 6, 2001
       W. Grant Gregory

       /s/ Don Peppers
----------------------------         Director                                 February 6, 2001
          Don Peppers

   /s/ Thomas S. Murphy
----------------------------         Director                                 February 6, 2001
      Thomas S. Murphy

  /s/ Stephen R. Collins             Chief Financial Officer
----------------------------         (principal financial and                 February 6, 2001
      Stephen R. Collins             accounting officer)


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933

                                DOUBLECLICK INC.

                                  EXHIBIT INDEX


Exhibit
Number         Exhibit
------         -------
4              Instruments Defining Rights of Stockholders. Reference is made to
               Registrant's Registration Statement No. 000-23709 on Form 8-A,
               and the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) of this Registration Statement.
5              Opinion of Brobeck, Phleger & Harrison LLP.
23.1           Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
23.3           Consent of KPMG LLP, Independent Auditors.
24             Power of Attorney is contained in this Registration Statement.
99.1           @plan.inc 1999 Stock Option Plan for New Employees.
99.2           @plan.inc 1999 Stock Incentive Plan.
99.3           @plan.inc Second Amended and Restated 1996 Stock Option Plan.
99.4           Form of Assumption Agreement.
